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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



   We consent to the incorporation by reference in the registration statements of Renal Treatment Centers, Inc. and Subsidiaries on Forms S-8 (File Nos. 33-85750 and 33-94262) and Forms S-3 (File Nos. 33-88418, 33-93060, 33-96828, 333-
3716, 333-10839, 333-10841 and 333-21281) of our report dated February 7, 1997, on our audits of the consolidated financial statements and financial statement schedule of Renal Treatment Centers, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.



/s/Coopers & Lybrand L.L.P.
---------------------------
Coopers & Lybrand L.L.P.


600 Lee Road
Wayne, Pennsylvania
March 28, 1997